Exhibit 5.1

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003
www.kslaw.com

January 7, 2010

Cellu Tissue Holdings, Inc.

1855 Lockeway Drive

Suite 501

Alpharetta, Georgia 30004

Re: Registration Statement on Form S-1 (File No. 333-162543)

Ladies and Gentlemen:

We have acted as counsel to Cellu Tissue Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-162543) (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale of (1) up to 2,175,000 shares (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Primary Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), by the Company and (2) up to 6,795,000 shares (including 1,170,000 shares subject to an over-allotment option) of Common Stock (together with any additional shares that may be sold by the Selling Stockholders pursuant to Rule 462(b) under the Act, the “Secondary Shares”) to be sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth, including, but not limited to, the following:

1.	the Registration Statement;

2.	the form of the Underwriting Agreement (the “Underwriting Agreement”), included as Exhibit 1.1 to the Registration Statement;

3.	the form of the Agreement of Merger between Cellu Paper Holdings, Inc. (“Cellu Paper”) and the Company (the “Paper Merger Agreement”);

4.	the form of the Agreement of Merger between Cellu Parent Corporation (“Parent”) and the Company (the “Parent Merger Agreement”);

5.	the form of the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Registration Statement; and

6.	the form of the Amended and Restated Bylaws of the Company, included as Exhibit 3.2 to the Registration Statement.

Cellu Tissue Holdings, Inc.

January 7, 2010

In all such examinations, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

In delivering this opinion we have further assumed that (i) prior to the completion of the offering Cellu Paper will be merged with and into the Company pursuant to the terms of the Paper Merger Agreement, (ii) prior to the completion of the offering Parent will be merged with and into the Company pursuant to the terms of the Parent Merger Agreement (the “Parent Merger”), (iii) prior to the issuance of shares of Common Stock pursuant to the terms of the Parent Merger Agreement, the Company will receive consideration having a value equal to or greater than the par value of the shares of Common Stock issued in the Parent Merger (iv) prior to the completion of the offering the Company will adopt the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware in the form we have reviewed, (v) prior to the completion of the offering the Company will adopt the Amended and Restated Bylaws of the Company in the form we have reviewed, and (vi) at the time of the issuance of the Primary Shares, there will be a sufficient number of authorized and unissued shares of Common Stock that have not been previously subscribed for, reserved or otherwise committed to be issued, available to issue the Primary Shares.

This opinion is limited in all respects to the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that (1) the Primary Shares have been duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (2) the Secondary Shares have been duly authorized and, after giving effect to the reorganization transactions described in the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP